                                                                     EXHIBIT 3.1


                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                                 X10.COM, INC.

     Alex Peder and Wade Pfeiffer hereby certify and acknowledge that:

     One: They are the duly elected and acting President and Secretary, respectively, of X10.com, Inc., a corporation organized and existing under the laws of the State of Delaware.

     Two: The name under which the corporation was originally incorporated is X10.com, Inc. The date of filing the original Certificate of Incorporation of this corporation with the Delaware Secretary of State was July 29, 1999.

     Three: This Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of this corporation's Certificate of Incorporation. The Certificate of Incorporation of this corporation is hereby amended and restated in its entirety to read as follows:

                                   ARTICLE I

     The name of this corporation is X10 Wireless Technology, Inc. (the "Corporation").

                                  ARTICLE II

     The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, Wilmington, Delaware 19801, which is within the County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III

     The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                                  ARTICLE IV

     Classes of Stock. The Corporation is authorized to issue two classes of stock to be designated, respectively, "Common Stock" and "Preferred Stock." The total number of shares which the Corporation is authorized to issue is One Hundred Thirty Million (130,000,000) shares, each with a par value of $0.001 per share. One Hundred Million (100,000,000) shares shall be Common Stock and Thirty Million (30,000,000) shares shall be Preferred Stock.

     Rights, Preferences and Restrictions of Preferred Stock. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized, within the limitations and restrictions stated in this Certificate of Incorporation, to determine

                                      1.

or alter the powers, designations, preferences and relative, participating optional or other rights and restrictions, if any, and the qualifications, limitations or restrictions thereof, if any, granted to or imposed upon any wholly unissued series of Preferred Stock and the number of shares constituting any such series and the designation thereof, or any of them; and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                   ARTICLE V

     The number of directors of the Corporation shall be fixed from time to time by a bylaw or amendment thereof duly adopted by the Board of Directors.

                                  ARTICLE VI

     In the election of directors, each holder of shares of any class or series of capital stock of the Corporation shall be entitled to one vote for each share held. No stockholder will be permitted to cumulate votes at any election of directors.

                                  ARTICLE VII

     No action shall be taken by the stockholders of the Corporation other than at an annual or special meeting of the stockholders or by written consent of stockholders, in accordance with the provisions of the Corporation's bylaws.

                                 ARTICLE VIII

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute and all rights conferred upon stockholders herein are granted subject to this reservation.

                                  ARTICLE IX

     The Board of Directors of the Corporation is expressly authorized to make, alter or repeal bylaws of the Corporation.

                                   ARTICLE X

     Meetings of Stockholders may be held within or without the State of Delaware, as the Bylaws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the bylaws of the Corporation.

                                      2.

                                  ARTICLE XI

     The Corporation shall have perpetual existence.

                                  ARTICLE XII

     To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the General Corporation Law of Delaware is hereafter amended to authorize, with the approval of a corporation's stockholders, further reductions in the liability of a corporation's directors for breach of fiduciary duty, then a director of the Corporation shall not be liable for any such breach to the fullest extent permitted by the General Corporation Law of Delaware, as so amended.

     Any repeal or modification of the foregoing provisions of this Article XII shall not adversely affect any right or protection of a director of the Corporation with respect to any acts or omissions of such director occurring prior to such repeal or modification.

                                 ARTICLE XIII

     To the fullest extent permitted by applicable law, the Corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits the Corporation to provide indemnification) through bylaw provisions, agreements with such agents or other persons, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the General Corporation Law of Delaware, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to a corporation, its stockholders, and others.

     Any repeal or modification of any of the foregoing provisions of this
Article XIV shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of the Corporation with respect to any acts or omissions of such director, officer or agent occurring prior to such repeal or modification.

     Four: This Amended and Restated Certificate of Incorporation was duly adopted by unanimous consent in lieu of meeting of the Board of Directors of the corporation and at a special meeting of the stockholders of the corporation in accordance with the applicable provisions of Sections 141, 211, 242 and 245 of the General Corporation Law of the State of Delaware.

     Five: This Amended and Restated Certificate of Incorporation shall be effective upon filing with the Delaware Secretary of State.

                                      3.

     IN WITNESS WHEREOF, Alex Peder and Wade Pfeiffer, acting as President and Secretary, respectively, hereby acknowledge and affirm that they have signed this Amended and Restated Certificate of Incorporation in Seattle, Washington, that such act and deed is on behalf of X10.com, Inc. and that the statements made herein are true and correct this 17th day of July, 2000.



                                        X10.com, Inc.,
                                        a Delaware corporation

                                        By: /s/ Alex Peder
                                           -------------------------------
                                            Alex Peder, Its President


Attest:

By /s/ Wade Pfeiffer
  -----------------------------
   Wade Pfeiffer, Its Secretary

                                      4.